UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 5, 2010

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

       On February 5, 2010, during discussions at a meeting of Newfield Exploration Company’s ("Newfield" or the "Company") Nominating & Corporate Governance Committee, Dennis R. Hendrix, 70, a long-time member of Newfield’s Board of Directors, announced that he plans to retire from the Board and will not stand for re-election at the Company’s annual meeting on May 7, 2010.  Mr. Hendrix, retired Chairman, PanEnergy Corp., has served on Newfield’s Board since 1997.  A copy of the press release regarding this event is filed herewith as Exhibit 99.1.

Item 8.01  Other Events

On February 5, 2010, Newfield's Board of Directors named Lee K. Boothby, 48, to the additional role of Chairman of the Board, effective upon his re-election at the Company’s annual stockholders’ meeting on May 7, 2010. Mr. Boothby will add the additional responsibilities of Chairman to his current position as President and Chief Executive Officer.  Mr. Boothby succeeds David A. Trice, Newfield’s current Chairman and past President and Chief Executive Officer.

Mr. Trice, 60, was one of Newfield’s 23 founders in 1989, served in numerous leadership roles and was instrumental in building the Company.  As disclosed in connection with Mr. Trice’s May 2009 retirement as a Newfield employee, Mr. Trice had previously agreed to serve a one-year term as non-executive Chairman until the Company’s 2010 annual meeting of stockholders and he will not stand for re-election as a director at the Company’s annual meeting in May 2010.

Also on February 5, 2010, Philip J. Burguieres, 66, was named Newfield’s independent Lead Director, effective May 7, 2010 upon his re-election to the Board of Directors.  He has served on Newfield’s Board since 1998 and serves today as Chairman of Newfield’s Nominating & Corporate Governance Committee and a member of Newfield’s Compensation & Management Development Committee.

A copy of the press release describing these actions is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release issued by Newfield on February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 8, 2010	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Newfield on February 8, 2010